UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed on April 3, 2006 by PECO II, Inc. (the “Company”), is being filed to amend and restate the prior filing and to include certain historical financial statements and pro forma financial information pursuant to Item 9.01 of Form 8-K related to the Company’s acquisition of assets that related to Service Provider Portion of Delta Products Corporation’s Telecom Power Division.

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2006, PECO II, Inc. (the “Company”), in connection with the closing of the Company’s acquisition (the “Acquisition”) of assets that related to the Telecom Power Division of Delta Products Corporation (“Delta”), the Company, Delta Electronics, Inc. (“DEI”), an affiliate of Delta, and DEI Logistics (USA) Corporation (as to Section 19.14 only), an affiliate of Delta, entered into a supply agreement (the “Supply Agreement”) under which DEI granted the Company the right to purchase and incorporate modules and other components into the Company’s telecommunications systems and to market, promote and distribute the modules and other DEI technology in U.S. and Canadian markets. Such rights are exclusive to the Company for a period of 24 months. The Supply Agreement also provides that the Company and DEI will collaborate on developing additional technology with respect to system-level design and component-level design. The term of the Supply Agreement is 30 months. The foregoing description of the Supply Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supply Agreement. A copy of the Supply Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In consideration of the Acquisition, the Company issued 4,740,375 shares of its common stock without par value (the “Primary Shares”) to Delta and a warrant (the “Warrant”) to purchase such number of shares of its common stock without par value that, when aggregated with the Primary Shares, will represent 45% of its issued and outstanding shares of capital stock measured as of five business days before the exercise of the Warrant, at an exercise price of $2.00 per share, exercisable immediately upon its issuance on March 28, 2006, and for a period of 30 months thereafter. The Primary Shares and the Warrant were transferred by Delta to its affiliate, Delta International Holding Ltd. The Warrant is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 28, 2006, the Company and Delta consummated the transactions contemplated by an Asset Purchase Agreement, dated October 13, 2005, between the Company and Delta (the “Agreement”). At closing of the Agreement, the Company received assets consisting of exclusive rights to business supply agreements with wireline and wireless communications providers and related inventory and assumed the liabilities associated therewith of Delta’s U.S. and Canadian service provider business (the “Assets”).

In consideration for the purchase of the Assets, we issued the Primary Shares and the Warrant. The Primary Shares and the Warrant were valued at approximately $11,135,000 on the date of signing of the Agreement. In addition, the Company and DEI entered into the Supply Agreement as described in Item 1.01 of this Form 8-K.

The Company, together with certain of its board members and executive officers who are significant holders of the Company’s capital stock, and Delta previously entered into a voting agreement, dated October 13, 2005 (the “Voting Agreement”), pursuant to which, effective at the closing of the Agreement, the Company’s board of directors appointed Albert Chang to the Company’s board of directors to fill the board’s existing Class II director vacancy. As long as Delta or an affiliate holds or has the right to acquire at least 5% of the Company’s capital stock, Delta has the right to choose a designee for election to the Company’s board of directors as part of the management slate of nominees for inclusion in the Company’s proxy materials relating to the election of directors. In addition, each significant holder agrees to vote his or her shares of the Company’s capital stock to elect Delta’s designee as a member of the Company’s board of directors and Delta agrees to vote all of its shares of the Company’s capital stock to elect the board of director’s designees as members of the Company’s board of directors. Pursuant to the terms of the Voting Agreement, Delta has the right to designate a board observer to attend all meetings of the Company’s board of directors in a non-voting capacity, subject to the right of the Company’s board of directors to exclude the board observer from any meeting under certain circumstances.

The foregoing description of the Agreement, the Voting Agreement, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement and the Voting Agreement. A copy of the Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated October 13, 2005, filed with the Securities and Exchange Commission on October 19, 2005, and is incorporated herein by reference, and a copy of the Voting Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, dated October 13, 2005, filed with the Securities and Exchange Commission on January 20, 2006, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See “Item 2.01 Completion of Acquisition or Disposition of Assets,” which is incorporated herein by reference. The Primary Shares and the Warrant were issued to Delta, an accredited investor, pursuant to an exemption from registration provided by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Delta represented in the Agreement that it was acquiring the securities for investment and not with a view toward resale or distribution to others. In addition, the issuance of the Primary Shares and the Warrant issued to Delta would be exempt from registration pursuant to Section 4(2) of the Securities Act, for “transactions by the issuer not involving any public offering.” The Primary Shares and the Warrant are “restricted” securities within the meaning of Rule 144 of the Securities Act and bear a legend to that effect.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 28, 2006, the Company’s board of directors elected Albert Chang, age 45, to the Company’s board of directors as a Class II member, in connection with the closing of the Acquisition and pursuant to the terms of the Voting Agreement described in Item 2.01 of this Form 8-K. Mr. Chang has served as the General Manager of Power System Business Group II of DEI since January 2001. In connection with the closing of the Acquisition, we issued the Primary Shares and the Warrant to Delta, an affiliate of DEI. In addition, we entered into the Supply Agreement with DEI, as described in Item 1.01 of this Form 8-K. Prior to entering into the Supply Agreement, the Company purchased various components from DEI on an on-going basis. During 2005, the Company incurred $856,560 of expense for components purchased from DEI.

On March 28, 2006, Eugene V. Smith notified the Company of his resignation from the Company’s board of directors, effective March 29, 2006. Mr. Smith’s resignation was not due to any disagreement with the Company known to an executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

The Company announced the closing of the Acquisition contemplated by the Agreement in a press release entitled, “PECO II Closes Transaction With Delta Group,” which is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The following is a list of the financial information for the Service Provider Portion of Delta Products Corporation’s Telecom Power Division filed with this report:

(b) Pro forma financial information.

The following is a list of pro forma financial information for the Company and the Service Provider Portion of Delta Products Corporation’s Telecom Power Division filed with this report:

Introductory Notes to Pro Forma Financial Information	PF-1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005	PF-2
Unaudited Pro Forma Condensed Consolidated Statement of Operations as December 31, 2005	PF-3
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	PF-4–PF-6

(c) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated October 13, 2005, between PECO II, Inc. and Delta Products Corporation.

10.1**#	Supply Agreement, dated March 28, 2006, between the Company, Delta Electronics, Inc., and DEI Logistics (USA) Corporation (as to Section 19.14 only).

10.2**	Common Stock Warrant issued to Delta Holding International Ltd.

23.1	Consent of Battelle & Battelle LLP.

99.1**	Press Release, dated March 28, 2006.

*	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, dated October 13, 2005, and filed with the Securities and Exchange Commission on October 19, 2005.
**	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, dated March 28, 2006, and filed with the Securities and Exchange Commission on April 3, 2006.
#	Portions of this Exhibit have been given confidential treatment by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: June 13, 2006	By:	/s/ John G. Heindel
John G. Heindel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated October 13, 2005, between PECO II, Inc. and Delta Products Corporation.

10.1**#	Supply Agreement, dated March 28, 2006, between the Company, Delta Electronics, Inc., and DEI Logistics (USA) Corporation (as to Section 19.14 only).

10.2**	Common Stock Warrant issued to Delta Holding International Ltd.

23.1	Consent of Battelle & Battelle LLP.

99.1**	Press Release, dated March 28, 2006.

*	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, dated October 13, 2005, and filed with the Securities and Exchange Commission on October 19, 2005.
**	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, dated March 28, 2006, and filed with the Securities and Exchange Commission on April 3, 2006.
#	Portions of this Exhibit have been given confidential treatment by the Securities and Exchange Commission.

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Delta Products Corporation

Fremont, California

We have audited the accompanying balance sheet of the service provider portion of Delta Product Corporation’s Telecom Power Division (“the Division”) as of December 31, 2005 and 2004, and the related statements of operations, owner’s equity in division, and cash flows for the years then ended. These financial statements are the responsibility of the management of Delta Products Corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the service provider portion of Delta Product Corporation’s Telecom Power Division at December 31, 2005 and 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Division is owned and operated by Delta Products Corporation. The Division has extensive transactions with Delta Electronics Inc., a minority shareholder of Delta America Ltd., the parent of Delta Products Corporation.

/s/ BATTELLE & BATTELLE LLP

Battelle & Battelle LLP
Dayton, Ohio
April 13, 2006

DELTA PRODUCTS CORPORATION

SERVICE PROVIDER PORTION OF TELECOM POWER DIVISION

BALANCE SHEET

	December 31
	2005	2004
ASSETS
CURRENT ASSETS
Due from owner	$2,612,992	$3,331,404
Accounts receivable - trade, net	507,029	460,068
Inventory, net	2,041,962	1,259,544

Total current assets	5,161,983	5,051,016

Deferred income tax asset	917,000	917,000

Total assets	$6,078,983	$5,968,016

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$784,683	$586,242
Other current liabilities	158,299	147,549

Total current liabilities	942,982	733,791

OWNER’S EQUITY
Owner’s equity in division	5,136,001	5,234,225

Total liabilities and owner’s equity	$6,078,983	$5,968,016

DELTA PRODUCTS CORPORATION

SERVICE PROVIDER PORTION OF TELECOM POWER DIVISION

STATEMENT OF OPERATIONS

	Year Ended December 31
	2005	2004
REVENUE	$10,233,111	$10,354,546
COST OF REVENUE	7,801,306	8,103,071

Gross margin	2,431,805	2,251,475
SELLING AND ADMINISTRATIVE EXPENSE	2,409,313	2,134,625

INCOME FROM OPERATIONS	22,492	116,850
Interest expense - allocated from owner	(184,716)	(280,443)

LOSS BEFORE INCOME TAX BENEFIT	(162,224)	(163,593)
Income tax benefit	(64,000)	(67,500)

NET LOSS	$(98,224)	$(96,093)

STATEMENT OF OWNER’S EQUITY IN DIVISION

BALANCE, BEGINNING OF YEAR	$5,234,225	$5,330,318
Net loss	(98,224)	(96,093)

BALANCE, END OF YEAR	$5,136,001	$5,234,225

DELTA PRODUCTS CORPORATION

SERVICE PROVIDER PORTION OF TELECOM POWER DIVISION

STATEMENT OF CASH FLOWS

	Year Ended December 31
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(98,224)	$(96,093)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred income tax benefit	—	(97,000)
Reduction in allowance for uncollectible accounts	—	(35,000)
Inventory valuation allowance provision	—	260,000
Increase (decrease) in cash arising from change in assets and liabilities:
Due from owner	718,412	(1,586,751)
Accounts receivable, trade	(46,961)	182,993
Inventory	(782,418)	1,899,326
Accounts payable and other current liabilities	209,191	(527,475)

Net cash (used in) provided by operating activities	—	—

CASH, BEGINNING OF YEAR	—	—

CASH, END OF YEAR	$—	$—

DELTA PRODUCTS CORPORATION

SERVICE PROVIDER PORTION OF TELECOM POWER DIVISION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 – THE DIVISION

The Telecom Power Division is owned and operated by Delta Products Corporation (“DPC”). DPC markets and distributes electronic parts and components to providers of wireless communication service throughout the United States of America. These “carve-out” financial statements include only the service provider portion of DPC’s Telecom Power Division (“the Division”). The Division was started by DPC in 1996.

The Division distributes power units for cell phone towers and provides service related to these units. The Division has inventory in DPC-owned warehouses in Raleigh, North Carolina and Fremont, California and, in third party owned warehouse in Durham, North Carolina.

The Division has extensive transactions with Delta Electronics Inc. (“DEI”), a Taiwanese company and minority shareholder of Delta America Ltd, the parent of DPC (see Note 3).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventory, which consists solely of finished goods, is stated at the lower of cost (determined by the first in, first out method) or market value. The Division maintains a finished goods valuation allowance, which is based upon the age of inventory held. It is reasonably possible that the estimated finished goods valuation allowance will change by a material amount with one year due to events in the industry, including consolidation of customers and new technology.

Revenue Recognition and Accounts Receivable

Revenues from product sales are recognized upon shipment to customer, provided that the Division has received an executed purchased order, the sales price is fixed, title has transferred, collection of the resulting receivable is probable and there is no customer acceptance requirement. The Division records an estimated allowance for returns at the time revenue is recognized based on historical experience. The Division maintains an allowance for doubtful accounts based upon the expected collection of its outstanding receivable balance. Trade accounts receivable are considered past due when they are outstanding in excess of 30 days. Accounts are charged off through the allowance when they are deemed to be uncollectible.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Advertising costs are charged to operations as incurred. Advertising costs related to the Division amounted to $18,922 for the year ended December 31, 2005 ($55,811 for the year ended December 31, 2004).

Expense Allocations

DPC allocates certain corporate expenses to the Division. These are the administrative expense portion of selling and administrative expense reported in the Statement of Income. Administrative expenses are the allocation of DPC’s administrative expense, which includes the salaries and benefits, travel expenses, professional fees and other expenses incurred by DPC’s administration on behalf of the Division.

Selling expenses include direct expenses of the service provider portion of the Division, including salaries and benefits, occupancy charges to DPC, which owns the property and equipment of the Division, fuel and delivery expenses, travel and entertainment, sales and promotion expenses, and other direct costs not included in cost of revenue.

The Statement of Income also includes an allocated interest charge for the use of DPC’s bank line of credit. Because of the complexity of the line of credit use, no debt can be reasonably allocated to the Division by DPC. Management believes that all of the expense allocation methods are reasonable.

It is reasonably possible that the results of operations would have been different if the Division had operated on a stand alone basis; however, it is not practicable to estimate what expenses would have been had the Division operated on a stand alone basis.

Income Tax

The Division recognizes deferred tax assets and liabilities for expected future tax consequences of temporary differences between financial and tax reporting (see Note 5). The Division is part of DPC, which is consolidated with Delta America Ltd. for federal income tax reporting purposes. However, any income tax accrual, representing the Division’s estimated portion of the consolidated federal income tax recovery or liability, is included in the Balance Sheet as part of the amount due from DPC (since DPC is ultimately responsible for its portion of the consolidated income tax liability).

NOTE 3 – TRANSACTIONS WITH RELATED PARTIES

The following summarizes transactions and balances with related parties as of or for the year ended December 31:

	2005	2004
Receivable from DPC	$2,612,992	$3,331,404

Payable to DEI	$778,458	$584,740

The Division does not have its own checking account. All of the Division’s expenditures are made by DPC; therefore, due from owner represents the Division’s allocation of cash held by DPC.

In excess of 95% of the Division’s cost of revenues is related to purchases from DEI.

NOTE 4 – BALANCE SHEET COMPONENTS

The composition of various balance sheet line items is as follows at December 31:

	2005	2004
Accounts receivable - trade, net
Trade accounts receivable	$538,529	$491,568
Allowances for doubtful accounts and sales returns	(31,500)	(31,500)

	$507,029	$460,068

Inventory, net:
Finished goods	$4,134,962	$3,352,544
Finished goods valuation allowance	(2,093,000)	(2,093,000)

	$2,041,962	$1,259,544

Other current liabilities:
Payroll and related costs	$134,711	$122,010
Other	23,588	25,539

	$158,299	$147,549

NOTE 5 – INCOME TAX

The provision for (benefit from) income taxes consists of the following for the year ended December 31:

	2005	2004
Current:
Federal	$(51,000)	$23,500
State	(13,000)	6,000

	(64,000)	29,500

Deferred:
Federal	—	(77,000)
State	—	(20,000)

	—	(97,000)

Reported as a component of:
Provision for (benefit from) income taxes	$(64,000)	$(67,500)

Deferred tax assets consist of the following at December 31:

	2005	2004
Finished goods valuation allowance	$897,000	$897,000
Allowance for doubtful accounts and sales returns	13,000	13,000
Other	7,000	7,000

	$917,000	$917,000

NOTE 5 – INCOME TAX (CONTINUED)

A reconciliation of the difference between current income tax (benefit) expense and amounts computed by applying the expected federal and state income tax rates to net loss before income tax expense (benefit) is presented as follows:

	2005	2004
Anticipated income tax expense (benefit) at 42.8%	$(70,000)	$(70,000)
Increase (reduction) related to:
Temporary differences	—	97,000
Other non-deductible expenses	6,000	2,500

Current income tax (benefit) expense	$(64,000)	$29,500

Deferred income tax expense is based on the following items:

	2005	2004
Finished goods reserve	$—	$(111,000)
Allowance for doubtful accounts and sales returns	—	15,000
Other	—	(1,000)

Total	$—	$(97,000)

NOTE 6 – CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments that potentially subject the Division to significant concentrations of credit risk consist primarily of trade accounts receivable. With respect to trade accounts receivable, the Division performs ongoing credit evaluations and maintains reserves for potential credit losses; historically, such losses have been immaterial.

Two customers accounted for approximately 67% of total accounts receivable at December 31, 2005 (45% at December 31, 2004). Two customers accounted for approximately 58% of total sales for 2005 (64% at December 31, 2004).

NOTE 7 – EMPLOYEE BENEFIT PLANS

Delta America Ltd. sponsors a 401(K) defined contribution plan covering substantially all employees of the Division. Employer contributions under this plan related to the Division amounted to $52,496 for the year ended December 31, 2005 ($50,496 for the year ended December 31, 2004).

NOTE 8 – SUBSEQUENT EVENT – SALE OF BUSINESS ASSETS

On October 13, 2005, DPC entered into an Asset Purchase Agreement with PECO II, an Ohio Corporation, whereby PECO II agreed to purchase certain business assets of DPC’s Telecom Power Division in exchange for shares of stock in PECO II.

NOTE 8 – SUBSEQUENT EVENT (CONTINUED)

This transaction closed on March 28, 2006, and, DPC transferred to PECO II its business assets consisting of: (a) inventory, rights to and under business contracts, (b) rights to and under business records, (c) all rights, claims and causes of action against third parties exclusively relating to the business assets and (d) all rights of indemnity, warranty rights, rights of contribution, rights to refunds and other rights of recovery (exclusively related to the business assets) in exchange for: (1) 4,740,375 shares of PECO II common stock, (2) a warrant to purchase a certain number of PECO II common stock and (3) the assumption of certain DPC liabilities related to the assets transferred. The agreement provides for an inventory adjustment if its value at the closing date is other than $2,000,000.

Concurrent with the execution of this agreement, DPC, PECO II and PECO II’s significant shareholders executed a Voting Agreement, which states that there will be no restrictions on the voting rights associated with the shares received by DPC. Immediately following the execution of this agreement, they entered into a Support Agreement. In connection with the closing, DPC and PECO II entered into various other agreements, including a Transition Services Agreement and Registration Rights Agreement, and in addition, an affiliate of DPC entered into a Supply Agreement with PECO II.

Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information for PECO II gives effect to the purchase of the Delta Business Assets using the purchase method of accounting, based on preliminary allocations of the total estimated purchase price. The final purchase price will be determined per EITF 99-12. The historical financial information has been derived from the respective historical financial statements of PECO II and the Delta Business Assets, and should be read in conjunction with the financial statements and related notes included elsewhere in this Form 8-K/A filing or incorporated by reference.

The unaudited pro forma condensed consolidated balance sheet has been prepared assuming the asset purchase took place as of December 31, 2005. Allocation of the total estimated purchase price to the fair value of assets and liabilities of the Delta Business Assets at this date is based on preliminary valuations. The unaudited pro forma condensed consolidated statement of operations consolidate PECO II’s and Delta’s historical statements of operations of the Delta Business Assets and give effect to the asset purchase as if they occurred on December 31, 2005.

The total estimated and actual purchase prices of the Delta Business Assets have been allocated on a preliminary basis to assets and liabilities based on management’s estimates of their fair values. These allocations are subject to change pending a final determination and analysis of the total purchase prices and fair values of the assets acquired and liabilities assumed. The impact of these changes could be material.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of operating results of financial condition that would have actually occurred if the asset purchase had been completed as of the date indicated, nor is it necessarily indicative of the future operating results or financial position of PECO II after the asset purchase. The pro forma adjustments are based on the information available as of the date of this Form 8-K/A filing.

PECO II, INC.

Unaudited Pro Forma Consolidated Balance Sheet with Delta Business Assets

For Period Ended December 31, 2005

	PECO II, Inc.	Delta Business Assets	Proforma Adjustment	Note 3 Ref	Proforma Results
ASSETS
CURRENT ASSETS
Cash and equivalents	$8,778	$—	$—		$8,778
Due from owner	—	2,613	(2,613)	A	—
Accounts receivable - trade, net	6,877	507	(507)	B	6,877
Inventory, net	9,112	2,042	(42)	C	11,112
Restricted cash	3,683	—	—		3,683
Other current assets	4,250	—	(566)	D	3,684

Total current assets	32,700	5,162	(3,728)		34,134

Property & Equipment, at cost Building, land and improvements	4,803	—	—		4,803
Machinery and equipment	9,072	—	—		9,072
Furniture and fixtures	5,853	—	—		5,853

	19,728	—	—		19,728
Less: accumulated depreciation	(13,904)	—	—		(13,904)

Property and equipment, net	5,824	—	—		5,824
Goodwill	1,780	—	9,808	E	11,588
Other assets	—	917	(917)	F	—

Total Assets	$40,304	$6,079	$5,163		$51,546

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Borrowing under line of credit	$1,419	$—	$—		$1,419
Accounts payable and other accrued liabilities	7,677	943	(814)	G	7,806

Total current liabilities	9,096	943	(814)		9,225

Long term liabilities	354	—	—		354

OWNER’S EQUITY
Common shares	2,816	—	601	H	3,417
Warrants	—	—	4,761	I	4,761
Additional paid-in-capital	109,978	—	5,751	J	115,729
Retained (deficit) earnings	(81,420)	5,136	(5,136)	K	(81,420)
Treasury shares	(520)	—	—		(520)

Total owner’s equity	$30,854	$5,136	$5,977		$41,967

Total Liabilities and Owner’s Equity	$40,304	$6,079	$5,163		$51,546

PECO II, INC.

Unaudited Pro Forma Consolidated Statement of Operations with Delta Business Assets

For Period Ended December 31, 2005

	PECO II, Inc.	Delta Business Assets	Proforma Adjustment	Note 3 Ref	Proforma Results
Net Sales
Product	$31,059	$10,233	$—		$41,292
Services	11,388	—	—		11,388

	42,447	10,233	—		52,680

Cost of Goods Sold
Product	26,487	7,801	480	1	34,768
Services	10,088	—	—		10,088

	36,575	7,801	480		44,856

Gross Margin
Product	4,572	2,432	(480)		6,524
Services	1,300	—	—		1,300

	5,872	2,432	(480)		7,824

Operating Expenses Research, development and engineering	3,446	—	—		3,446
Selling, general and administrative	7,659	2,409	(1,729)	2	8,339
Real estate impairment	1,746	—	—		1,746

	12,851	2,409	(1,729)		13,531

Income (loss) before continuing operations	(6,979)	23	1,249		(5,707)
Other (income) and expense	(168)	185	(185)	3	(168)

Income (loss) before tax	(6,811)	(162)	1,434		(5,539)

Benefit (provision) for income tax	(12)	64	(64)	4	(12)

Net income (loss)	$(6,823)	$(98)	$1,370		$(5,551)

Basic and diluted earnings from continuing operations per share	$(0.32)	$—	$—		$(0.22)

Net loss per common share:

Basic and diluted	$(0.32)	$—	$—		$(0.21)
Weighted average common shares outstanding

Basic and diluted	21,627	—	—	5	26,367

PECO II, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

With Delta Business Assets

1.	Description of Transaction and Basis of Presentation

On October 13, 2005, the Company entered in to an Asset Purchase Agreement with Delta Products Corporation (“Delta”) to acquire the assets that relate to Delta’s Telecom Power Division, consisting of the exclusive rights to business supply agreements with wireline and wireless communications providers, the related inventory, comprised of raw materials, work in process and finished products, (the “Inventory”), and the business record of Delta’s U.S. and Canadian service provider business (the “Delta Business Assets”). The company will also assume the associated liabilities of the Delta Business Assets after the Closing.

A Notice of Special Meeting of Shareholders along with a proxy statement, dated February 13, 2006, was mailed to shareholders of record on February 6, 2006, on or about February 14, 2006 with respect to the Special Meeting of Shareholders of PECO II, Inc. held on March 21, 2006 in Galion, Ohio, for the purpose of approving various items in connection with the acquisition of the Delta Business Assets. At the special meeting, the shareholders approved the issuance of both the Primary Shares, and the issuance of the Warrant and the Warrant Shares to be issued in connection with the exercise of the Warrant in exchange for the Delta Business Assets. The transaction was signed and completed on March 28, 2006.

The consideration for the purchase of the Delta Business Assets at closing included the issuance to Delta of 4,740,375 shares of common stock (the “Primary Shares”) and a Warrant to purchase that number of shares of the Company’s common stock that, when aggregated with the Primary Shares, will represent 45% of the Company’s issued and outstanding capital stock measured as of five days before the exercise of the Warrant (the “Warrant Shares”), at an exercise price of $2.00 per share. The Warrant is immediately exercisable upon issuance and for a period of 30 months thereafter. As a result of the issuance of the Primary Shares, Delta has the right to acquire, when aggregated with the Primary Shares, up to 45% of the issued and outstanding capital stock of the Company measured as of the date that is five business days prior to the date of exercise of the Warrant.

In addition, as part of the closing of the transaction, the Company and Delta Electronics, Inc. (“DEI”), an affiliate of Delta, entered into a supply agreement (the “Supply Agreement”) under which DEI granted the Company the right to purchase and incorporate modules and other components into the Company’s telecommunications systems and to market, promote and distribute the models and other DEI technology in U.S. and Canadian markets.

2.	Purchase Price

The reader should be advised that the pro forma information is preliminary and unaudited. The transaction cost is determined by PECO II’s market value per share based on EITF-99-12 guidance and the final market value price was determined to be $1.34.

A preliminary estimate of the purchase price is as follows (table in thousands):

Estimated market value of Primary Shares issued	$6,352
Estimated fair value of Warrant issued	4,783

Subtotal	11,135
Estimated transaction costs incurred per agreement	673

Estimated purchase price	$11,808

For pro forma purposes, the fair value of the Primary Shares used in determining the purchase price was $1.34 which was based on the average closing price of PECO II common stock for the five business days prior to, the date of, and the five days after the public announcement of the execution of the Asset Purchase Agreement. The fair value of the Warrant was also determined using the Black-Scholes option pricing model with the following assumptions: stock price of $1.34; volatility of 60%; risk-free interest rate of 3.96%; and an expected life of 2.5 years.

For pro forma purposes, the estimated purchase price has been allocated per the Asset Purchase Agreement (table in thousands):

Current Assets
Inventory	$2,000
Other Assets
Customer Relationships	2,863
Supply agreement	2,863
Goodwill	4,082

Total Other Assets	9,808

Total Assets	$11,808

The allocation of the purchase price is a preliminary estimate. The final purchase price allocation is being conducted by an outside valuation firm, and the results are not final. Our decision to obtain the final purchase price allocation after the special meeting was based on our reliance on FAS141, B183, which states that the allocation period should not exceed one year from the consummation date.

Management believes that its preliminary allocation among the specific intangibles of the consideration in the amount of $11.808 million to be paid in exchange for the Delta Business Assets is reasonable. The specific intangibles identified in our preliminary allocation are customer relationships, the Supply Agreement and Goodwill, estimated to comprise 30%, 30%, and 38%, respectively, of the total consideration of $11.808 million to be paid for the Delta Business Assets, less $2.0 million of tangible inventory.

We expect very little attrition with the customer relationships that comprise a portion of the intangible assets and we anticipate that the Supply Agreement will be renewed. As an estimate of useful life of the customer relationships and the Supply Agreement prior to the completion of the final purchase price allocation, we anticipate their useful lives to each be 6 years. The useful lives were used to calculate our pro forma amortization. When the purchase price allocation is completed, we anticipate using the midpoint of future cash flows or other means to determine the useful life of each of the customer relationships and the Supply Agreement, based on further contract or cash flow review.

We have concluded that the proposed acquisition of the Delta Business Assets represents the acquisition of a business based on guidance in Rule 11-01(d) of Regulation S-X and EITF 98-3. As a result, there will be intangible assets and possible goodwill depending on the purchase price allocation. The allocation will be performed upon the approval and completion of the purchase transaction.

3.	Pro Forma Adjustment (in thousands)

Balance Sheet

	Year ended December 31, 2005
A.	$(2,613)	To eliminate Delta’s Due from Owner account.
B.	$(507)	To eliminate Delta’s accounts receivable accounts.

C.	$(2,042)	To eliminate Delta’s inventory accounts.
	2,000	Acquisition of inventory per the Asset Purchase Agreement.
	(42)	Total pro forma inventory adjustment.

D.	(566)	To eliminate PECO II’s prepaid organizational expenses which are being transferred to Goodwill.

E.	$9,808	To record the estimated fair value of the intangible assets acquired in the Asset Purchase Agreement.
F.	$(917)	To eliminate Delta’s Other Assets.
G.	(943)	To eliminate Delta’s Accounts Payable and Other Current Liabilities.
	129	To record the agreed upon legal/accounting expenses in the Asset Purchase Agreement.

	(814)	Total pro forma Accounts Payable and Other Current Liabilities adjustment.
H.	$601	To record the issuance of 4,740,375 Primary Shares at a stated value of $0.126857 per share.
I.	$4,783	To record the cost of the Warrant, see note 2.
	(22)	To record the registration cost for the Warrant.

	4,761	Total Warrant adjustment.
J.	$5,751	To record the additional paid-in-capital at market price less stated value times issuance of 4,740,375 primary shares.
K.	$(5,136)	To eliminate Delta’s retained earnings accounts.

	Year ended December 31, 2005
1.	$480	To record the amortization of the Supply Agreement over the estimated remaining useful life.
2.	$(2,409)	Eliminate Delta’s corporate administration as it is an internal allocation from its corporate headquarters group. The administrative departments included human resources, information system services, accounting/ finance, corporate management/ facilities, sales administrations, and local office expenses that would cover Raleigh, North Carolina facility and the associated administrative expenses from that facility. None of these expenses will be transferred to PECO II as it is already covered under our existing administrative structure today. The sales expenses are eliminated as the existing selling staff of PECO II will be used, along with a few Delta sales personnel who will be transferred (see next line item below) as they have established relationships with customers.
	200	To record the estimated additional selling expenses to be incurred by PECO II for the transferred Delta sales personnel referred to above.
	480	To record the amortization of the customer relationship intangible assets over the estimated remaining useful life.
	$(1,729)	Total pro forma operating expense adjustments.
3.	(185)	To remove non-operating income and expense accounts.
4.	(64)	To remove the tax benefit in 2006 and the tax provision in 2005.
5.		To record the following adjustment:

Year ended December 31, 2005
Weighted average basic common shares, pre acquisition	21,627
Primary Shares issued per Asset Purchase Agreement	4,740

Weighted average basic common shares, post acquisition	26,367